EXHIBIT 15
                                                       ----------







Board of Directors
Atmos Energy Corporation


We are aware of the incorporation by reference in the Registra-tion Statements (Form S-3 No. 33-37869, Form S-3 No. 33-70212, Form S-3 D/A No. 33-58220, Form S-3 No. 33-56915, Form S-3/A No.
333-03339, Form S-3/A No. 333-32475, Form S-3/A No. 333-50477,
Form S-4 No. 333-13429, Form S-8 No. 33-57687, Form S-8 No. 33-
68852, Form S-8 No. 33-57695, Form S-8 No. 333-32343, Form S-8
No. 333-46337, Form S-8 No. 333-73143, and Form S-8 No. 333-
73145) of Atmos Energy Corporation of our report dated April 29, 1999, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are includ-ed in its Form 10-Q for the quarter ended March 31, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                              ERNST & YOUNG LLP


May 13, 1999
Dallas, Texas